SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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         Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Section 240.14a-12

                            MAXWELL SHOE COMPANY INC.
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                (Name of Registrant as Specified In Its Charter)

                            JONES APPAREL GROUP, INC.
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                              MSC ACQUISITION CORP.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         0-11.
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             pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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On April 19, 2004, Jones Apparel Group, Inc. issued a press release. A copy of the press release is included below.

                       * * * * * * * * * * * * * * * * *

FOR IMMEDIATE RELEASE
JONES APPAREL GROUP, INC.

Contacts:      Wesley R. Card, Chief Operating and Financial Officer
               Anita Britt, Executive Vice President Finance
               (215) 785-4000



                   JONES APPAREL GROUP EXTENDS TENDER OFFER
               FOR MAXWELL SHOE COMPANY INC. UNTIL MAY 17, 2004

NEW YORK, NEW YORK - April 19, 2004 - Jones Apparel Group, Inc. ("Jones") (NYSE:JNY) today announced that MSC Acquisition Corp., an indirect wholly owned subsidiary of Jones ("MSC"), has extended its $20.00 per share cash tender offer for all of the outstanding shares of Class A Common Stock, together with the associated preferred stock purchase rights, of Maxwell Shoe Company Inc. ("Maxwell") (Nasdaq: MAXS). The offer, which was scheduled to expire at 12:00 Midnight, April 19, 2004, has been extended until 5:00 p.m., New York City time on Monday, May 17, 2004, unless further extended.

As of 12:00 Midnight on April 18, 2004, Maxwell stockholders had tendered and not withdrawn 236,834 shares pursuant to MSC's tender offer.

Jones Apparel Group, Inc. (www.jny.com) is a leading designer and marketer of branded apparel, footwear and accessories. Our nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon and Le Suit. We also market apparel under the Polo Jeans Company brand licensed from Polo Ralph Lauren Corporation, costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Licensing, Inc. and the Givenchy brand licensed from Givenchy Corporation, and footwear and accessories under the ESPRIT brand licensed from Esprit Europe, B.V. Celebrating more than 30 years of service, we have built a reputation for excellence in product quality and value and in operational execution.


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                             IMPORTANT INFORMATION

Investors and security holders are urged to read the disclosure documents filed with the Securities and Exchange Commission (the "SEC") on March 23, 2004 and from time to time, including the tender offer statement, regarding the proposed transaction between MSC and Maxwell. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Jones or MSC with the SEC at the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250 Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention: Chief Operating and Financial Officer.

Investors and security holders are also urged to read the consent solicitation statement relating to the solicitation of consents of Maxwell stockholders when it becomes available. Jones filed an amended preliminary consent solicitation statement on April 9, 2004 with the SEC and will file a definitive consent solicitation statement as soon as practicable thereafter. Investors and security holders may obtain a free


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copy of the preliminary consent solicitation statement, the definitive consent solicitation statement (when it is available) and other documents filed by Jones or MSC with the SEC at the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250
Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention:
Chief Operating and Financial Officer.

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Jones, MSC and, in each case, certain of its officers, directors and nominees for the directorships of Maxwell, among others, may be deemed to be participants in the solicitation of Maxwell's stockholders. The security holders of Maxwell may obtain information regarding the names, affiliations and interests of individuals who may be participants in the solicitation of Maxwell's stockholders in the amended preliminary consent solicitation statement filed by Jones with the SEC on Schedule 14A on April 9, 2004.